UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/11/2010

INFOSPACE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 108th Avenue NE
Suite 1200
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

InfoSpace, Inc. is filing this Amendment on Form 8-K/A to the Current Report on Form 8-K filed on November 12, 2010, for the purpose of providing information regarding the Employment Agreement ("Employment Agreement") between InfoSpace and President and Acting Chief Executive Officer William J. Ruckelshaus. The information previously reported in the November 12, 2010 Form 8-K is hereby incorporated by reference into this Amendment, except to the extent modified or updated by this Amendment.

The Board appointed Mr. Ruckelshaus President and Acting CEO on November 11, 2010, but the specific terms of his employment were not fully negotiated at that time. The final Employment Agreement was executed on December 8, 2010. A description of the material terms of the Employment Agreement is attached hereto as Exhibit 99.1. That description is only a summary of the terms; the specific terms and definitions are in the Employment Agreement. A copy of the Employment Agreement will be attached in full as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ending on December 31, 2010.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Summary of Terms of the Employment Agreement for William Ruckelshaus

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPACE, INC.

Date: December 13, 2010	By:	/s/ Alesia L. Pinney
Alesia L. Pinney
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Summary of Terms of the Employment Agreement for William Ruckelshaus